                                                                    EXHIBIT 99.2

                         CONSENT OF HOVDE FINANCIAL LLC


         We hereby consent to the use of our name and to the description of our opinion letter, dated October 11, 2000, under the caption "Opinions of Financial Advisors" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of Century Bancshares, Inc. and GrandBanc Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Century Bancshares, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                     /s/ Hovde Financial LLC
                                                     ---------------------------
                                                     HOVDE FINANCIAL LLC



Washington, D. C.
December 13, 2000